UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 21, 2026

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7500 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed on January 21, 2026 (the “Original Form 8-K”) is being furnished solely for the purpose of revising the slide presentation attached to the Original Form 8-K (the “Original Presentation”), which was used for the Company’s earnings conference call on January 22, 2026 and which also may be used in connection with potential meetings with investors and/or analysts. Slide 26 of the Original Presentation has been updated to reflect the correct listing of the Company’s top 25 loans as of December 31, 2025. Slide 27 has been added to provide a summary of the Company’s Commercial & Industrial portfolio. Slides 5, 7, 17, and 22 have been updated to reflect the Company’s CET1 ratio to be reported in the Company’s FR Y-9C report. No other changes have been made to the Original Form 8-K.

Item 9.01. Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 21, 2026*
99.2	Earnings Presentation (Updated version as of February 3, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: February 03, 2026	By:	/s/ Eric R. Newell
Eric R. Newell
Senior Executive Vice President, Chief Financial Officer